Corindus Vascular Robotics, Inc. 8-K

Exhibit 99.1

Corindus Vascular Robotics Announces Strategic Distribution Partnership with MC Healthcare Group Granting Exclusive Rights to Distribute the CorPath® GRX System in Japan

Includes the purchase of 12 CorPath GRX Systems with an Advance Payment of $2 Million

Waltham, MA – February X, 2017 – Corindus Vascular Robotics, Inc. [NYSE MKT: CVRS], a leading developer of precision vascular robotics, announced today the recent signing of a strategic distribution agreement with Japan Medicalnext Co., Ltd., a wholly-owned entity of MC Healthcare, Inc. (subsidiary of Mitsubishi Corporation) and prominent supplier of medical devices in Japan. Pursuant to the agreement, Japan Medicalnext became the exclusive distributor of Corindus products in Japan and within 30 days will place an initial order for 12 CorPath GRX Systems accompanied by an advance of $2 million toward the purchase price.

"We are very excited to partner with MC Healthcare Group, a leading healthcare company and distributor of medical devices in Japan," said Mark Toland, President and Chief Executive Officer of Corindus Vascular Robotics. "With our shared vision for advancing the field of vascular robotics, we look forward to introducing our CorPath GRX System to patients and physicians in one of the world’s largest PCI markets."

Japan is the third largest market for PCI (percutaneous coronary interventions) with an approximate annual volume of 250,000 procedures.1 Through this agreement, MC Healthcare aims to bring the robotic precision and control of CorPath technology to the large and growing PCI segment of the Japanese healthcare market.

"We are pleased to be partnering with Corindus as the exclusive distributor of the CorPath GRX System in Japan," said Osamu Miyashita, CEO of MC Healthcare. "We have already received a very strong demand for robotic-assisted PCI from Japanese Key Opinion Leaders and the greater clinical community knowing that robotics has the potential to transform care for patients undergoing PCI procedures."

CorPath GRX offers enhancements to the CorPath platform by adding important key upgrades that increase precision, improve workflow, and extend the capabilities and range of procedures that can be performed robotically. Active Guide Management allows interventional cardiologists to control the guide catheter, providing physicians independent and simultaneous robotic control of guide catheters, guidewires, and balloon/stent catheters, with one-millimeter advancement, from a control console in the system’s radiation-shielded workstation.

Corindus and Japan Medicalnext are working together to secure Pharmaceutical and Medical Device Agency (PMDA) approval as the first step in preparing for the commercial launch of CorPath GRX in Japan.

About Corindus Vascular Robotics

Corindus Vascular Robotics, Inc. is a global technology leader in robotic-assisted vascular interventions. The company's CorPath® System is the first FDA-cleared medical device to bring robotic precision to interventional procedures. During the procedure, the interventional cardiologist sits at a radiation-shielded workstation to advance guide catheters, stents, and guidewires with millimeter-by-millimeter precision. The workstation allows the physician greater control and the freedom from wearing heavy lead protective equipment that causes musculoskeletal injuries. With the CorPath System, Corindus Vascular Robotics brings robotic precision to interventional procedures to help optimize clinical outcomes and minimize the costs associated with complications of improper stent placement during manual procedures. Corindus stands behind its product with its unique $1,000 hospital credit "One Stent Program."  For additional information, visit www.corindus.com, and follow @CorindusInc.

About MC Healthcare, Inc.

MC Healthcare, Inc. is a group company of Mitsubishi Corporation, a global integrated business enterprise that develops and operates businesses across virtually every industry, including industrial finance, energy, metals, machinery, chemicals, and daily living essentials. As a leading company in the healthcare industry in Japan, MC Healthcare provides medical professionals with various services such as procuring and managing medical materials, pharmaceuticals, and medical equipment for hospitals nationwide while also providing a variety of menus to help improve management, including group purchasing systemized between multiple hospitals, thereby offering total support for the operations of medical institutions.

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© 2015 Millennium Research Group, Inc. All rights reserved. Reproduction, distribution, transmission or publication is prohibited. Reprinted with permission.

About Japan Medicalnext Co., Ltd.

Japan Medicalnext Co., Ltd. is a wholly owned entity of MC Healthcare, Inc. The company imports and sells state-of-the-art medical equipment and consumables to serve various clinical fields, aiming to contribute to the realization of more enriched medical care through the advancement of medical technology.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Corindus to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that includes terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include comments as to Corindus’ beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Corindus’ control, including the ability of Japan Medicalnext and Corindus to obtain PMDA approval for the CorPath GRX and realize the benefits of the distribution agreement related thereto.

Examples of such statements include statements:

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regarding the introduction of Corindus' CorPath GRX System to patients and physicians in one of the world’s largest PCI markets;

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that MC Heathcare aims to bring the robotic precision and control of CorPath technology to the large and growing PCI segment of the Japanese healthcare market and

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that robotics has the potential to transform care for patients undergoing PCI procedures.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described in the sections titled "Risk Factors" in the company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, including, but not limited to the following: the rate of adoption of our CorPath System and the rate of use of our cassettes; risks associated with market acceptance, including pricing and reimbursement; our ability to enforce our intellectual property rights; our need for additional funds to support our operations; our ability to manage expenses and cash flow; factors relating to engineering, regulatory, manufacturing, sales and customer service challenges; potential safety and regulatory issues that could slow or suspend our sales; and the effect of credit, financial and economic conditions on capital spending by our potential customers. Forward looking statements speak only as of the date they are made. Corindus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date. More information is available on Corindus' website at http://www.corindus.com.

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Media Contacts:

Corindus Vascular Robotics, Inc.

Kate Stanton

(508) 653-3335 ext. 200

kate.stanton@corindus.com

Investor Contact:

Lynn Pieper Lewis

415-937-5402

ir@corindus.com